SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2009
Education Management LLC

(Exact name of registrant as specified in its charter)

Delaware	333-137605	20-4506022

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania	15222

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 562-0900
Check the appropriate box below if the Form 8—K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a—12 under the Exchange Act (17 CFR 240.14a—12)
☐      Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d—2(b))
☐      Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e—4(c))

Item 8.01. Other Events.
     On September 21, 2009, Education Management LLC (the “Company”) announced that it commenced a cash tender offer (the “Tender Offer”) for an aggregate principal amount of the 10 1/4% Senior Subordinated Notes due 2016 and 8 3/4% Senior Notes due 2014 co-issued by the Company and Education Management Finance Corp. (collectively, the “Notes”) such that the maximum aggregate consideration for Notes purchased in the Tender Offer, excluding accrued and unpaid interest, will be $323.9 million. A copy of the Company’s press release announcing the Tender Offer is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (a) None.
     (b) None.
     (c) None.
     (d) Exhibits
          Exhibit 99.1    Press release dated September 21, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT LLC
By:	/s/ J. Devitt Kramer
Senior Vice President, General Counsel
and Secretary

     Dated: September 21, 2009